Exhibit 99.1

Zymeworks Opens Phase 2 Clinical Trial for ZW25

in First-Line HER2-Expressing Metastatic Gastroesophageal Cancers

Vancouver, Canada (April 15, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today announced it has initiated its global multicenter Phase 2 clinical trial evaluating ZW25 in combination with standard of care chemotherapy for the first-line treatment of HER2-positive metastatic gastric, gastroesophageal junction, and esophageal adenocarcinomas.

“Advancing ZW25 into a Phase 2 clinical trial represents another key milestone for Zymeworks,” said Ali Tehrani, Ph.D., Zymeworks’ President & CEO. “This reaffirms our commitment to execute our ambitious drug development strategy to address unmet need in patients with HER2-expressing cancers across multiple indications and lines of therapy. We anticipate that data from this trial will support initiation of a first-line registrational trial, which could position ZW25 as the new standard of care for HER2-positive metastatic gastric cancer.”

In addition to the Phase 2 metastatic gastroesophageal cancer trial, ZW25 continues to be evaluated in multiple expansion cohorts in the ongoing Phase 1 trial as a single agent in gastrointestinal, gynecological, and other HER2-expressing cancers, and in combination with chemotherapy in breast and gastroesophageal cancers.

About the Trial

The Phase 2 trial is a two-part open-label study. The primary objectives of this trial are to confirm the safety, tolerability, and anti-tumor activity of ZW25 in combination with global standard of care regimens for gastroesophageal adenocarcinoma, including platinum and fluoropyrimidine-based regimens.

“While major advances have been made in the treatment of HER2-positive breast cancer, patients with HER2-positive gastroesophageal adenocarcinomas still have limited options,” said Diana Hausman, M.D., Chief Medical Officer of Zymeworks. “Based on the encouraging single agent anti-tumor activity we observed in patients with gastroesophageal adenocarcinomas in our Phase 1 study, we believe that ZW25 has the potential to address this need, and we are excited to be starting this first-line trial.”

About ZW25

ZW25 is being evaluated in Phase 1 and Phase 2 clinical trials across North America and South Korea. It is a bispecific antibody, based on Zymeworks’ Azymetric™ platform, that can simultaneously bind two non-overlapping epitopes of HER2, known as biparatopic binding. This unique design results in multiple mechanisms of action including dual HER2 signal blockade, increased binding and removal of HER2 protein from the cell surface, and potent effector function leading to encouraging anti-tumor activity in patients. Zymeworks is developing ZW25 as a HER2-targeted treatment option for patients with any solid tumor that expresses HER2. The FDA has granted Orphan Drug Designation to ZW25 for the treatment of both gastric and ovarian cancers.

About the Azymetric™ Platform

The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving the antibodies the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy while reducing toxicities and the potential for drug-resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life, and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, potentially significantly reducing drug development costs and timelines.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. The Company’s suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. The Company’s second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through multiple strategic partnerships with eight global biopharmaceutical companies. For more information, visit www.zymeworks.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to clinical trials of ZW25, ZW25’s potential for treatment of certain cancers and other information that is not historical information. When used herein, words and phrases such as “will,” “potential to,” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Annual Report on Form 10-K for its fiscal year ended December 31, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Angela Bitting

(925) 202-6211

a.bitting@comcast.net